Exhibit 21.1

DELUXE CORPORATION SUBSIDIARIES

1st Manhattan Solutions, LLC (Delaware)
ChecksByDeluxe.com, LLC (Minnesota)
Datamyx, LLC (Delaware)
Direct Checks Unlimited, LLC (Colorado)
Direct Checks Unlimited Sales, Inc. (Colorado)
Deluxe Business Operations, Inc. (Delaware)
Deluxe Enterprise Operations, LLC (Minnesota)
Deluxe Financial Services, LLC (Minnesota)
Deluxe Manufacturing Operations, LLC (Minnesota)
Deluxe Small Business Sales, Inc. (Minnesota)
Deluxe Strategic Sourcing, Inc. (Texas)
First Manhattan Consulting Group, LLC (Delaware)
FMCG Holdings, LLC (Delaware)
Hostopia Bulgaria EOOD (Bulgaria)
Hostopia Canada, Corp. (Canada)
Hostopia Ireland Limited (Ireland)
Innovative Print & Media Group, Inc. (Pennsylvania)
Internet Names for Business Inc. (Canada)
Image Distribution Services (California)
NEBS Business Products Limited (Canada)
Payce, Inc. (Maryland)
Safeguard Acquisitions, Inc. (Texas)
Safeguard Business Systems, Inc. (Delaware)
Safeguard Business Systems Limited (Canada)
Safeguard Franchise Sales, Inc. (Texas)
Safeguard Franchise Systems, Inc. (Texas)
Safeguard Holdings, Inc. (Texas)
SyncSuite, LLC (Minnesota)
Wausau Financial Systems, Inc. (Wisconsin)